UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 14, 2022

REGENEREX PHARMA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-53230	98-0479983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5348 Vegas Drive #177

Las Vegas, NV 89108

(Address of principal executive offices)

(702) 273-3772

Registrant’s telephone number, including area code

Peptide Technologies, Inc.

 (Former name or former address, if changed since last report.)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers.

Effective January 14, 2022, Mr. Troy Thuet has been appointed to serve as Chief Operating Officer of the Company for the coming year.  He is replacing Dr. Lee Ori who has been appointed as Chief R & D Officer of the Company for the coming year.

Mr. Troy Thuet, Chief Operating Officer

Troy Thuet, having completed a Fellowship program in Aging and Regenerative Medicine brings over 15 years of business experience in a variety of managerial and executive positions.  As a Managing Partner of a private company, Mr. Thuet has consulted with non-profit and hospital groups with needed Personal Protection Equipment, working with international groups to provide COVID related testing products.  Mr. Thuet, an experienced executive with a proven track record for Business Development with individuals and team building, has managed accounts from onboarding, product design and formulation, sourced product components, maintained regulatory compliance, and managed production through completion.

Dr. Lee Ori, Chief R & D Officer

Dr. Lee Ori graduated from Auburn University Harrison School of Pharmacy (AUHSOP) magna cum laude with his doctorate in pharmacy. He worked for Eli Lilly and Company as a clinical liaison to physicians. Lee presently holds pharmacist license(s) in 10 states and has held numerous executive positions based on his extensive compounding background. These include serving as Director or Pharmaceutical Operations for Optimal Health Labs, LLC, and Chief Medical Officer for Ready Scrip, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGENEREX PHARMA, INC.

By:	/s/ Bruce Sellars
Bruce Sellars, Director

Date: January 14, 2022